Tecogen Announces
Second Quarter 2024 Results

NORTH BILLERICA, Mass., August 7, 2024 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported revenues of $4.7 million and net loss of $1.5 million for the quarter ended June 30, 2024 compared to revenues of $6.7 million, and a net loss of $0.8 million in 2023. We generated $0.1 million in cash from operations during the six months ended June 30, 2024 and our cash balance was $0.8 million at June 30, 2024.
“As expected, during Q2 we had no production as we moved our factory and offices. Now, I believe we are about to put the challenges of the last year and half behind us.

We've found new markets for our products despite anti-fossil fuel laws in New York City, Boston, and other east coast regions. We've successfully managed the $675k factory move without a dilutive equity raise.

Customers have told us to expect substantial product orders before the end of Q3. Some of these are in regions that are receptive to natural gas. Some are in new segments like data centers. During the investor call, I will discuss why our technology is better than the alternatives for data centers. I'll also explain how collocation and enterprise data centers have unique needs that our products can solve," commented Abinand Rangesh, Tecogen's Chief Executive Officer.

Key Takeaways
Net Loss and Earnings Per Share
•Net loss for the three months ended June 30, 2024 was $1.54 million compared to a net loss of $0.78 million for the same period of 2023, an increase of $0.76 million, due to decreased revenue and gross profit for our Products segment due to the relocation of our manufacturing operations to our new facility in April 2024. EPS for the three months ended June 30, 2024 and 2023 was $(0.06)/share and $(0.03)/share, respectively.
•Net loss for the six months ended June 30, 2024 was $2.64 million compared to a net loss of $2.27 million in 2023, an increase of $0.37 million, due to decreased revenue and gross profit for our Products segment due to the relocation of our manufacturing operations to our new facility in April 2024. EPS for the six months ended June 30, 2024 and 2023 was $(0.11)/share and $(0.09)/share, respectively.

Loss from Operations
•Loss from operations for the three months ended June 30, 2024 was $1.47 million compared to a loss from operations of $0.78 million for the same period in 2023, an increase of $0.69 million, due to decreased revenue and gross profit for our Products segment.
•Loss from operations for the six months ended June 30, 2024 was $2.5 million compared to a loss from operations of $2.2 million for the same period in 2023, an increase of $0.3 million, due to decreased revenue and gross profit for our Products segment.
Revenues
•Revenues for the three months ended June 30, 2024 were $4.7 million compared to $6.7 million for the same period in 2023, a 29.9% decrease.
◦Products revenues in the three months ended June 30, 2024 were $120 thousand compared to $2.4 million for the same period in 2023, a decrease of 95.1%. The decrease in revenue during the three months ended June 30, 2024 is due to the relocation of our manufacturing operations to our new facility in April 2024, which necessitated construction activities to install equipment test cells and comply with local regulations, significantly reducing our production capacity. We plan to resume manufacturing operations during the third quarter of 2024.
◦Service revenues in the three months ended June 30, 2024 were $4.1 million, compared to $4.0 million for the same period in 2023, an increase of 4.4% due to increased in revenue from the acquired Aegis maintenance contracts and increased revenues from existing contracts
◦Energy Production revenues in the three months ended June 30, 2024 were $482 thousand compared to $350 thousand for the same period in 2023, an increase of 37.5%. The increase in Energy Production revenue is due to increased run hours at certain energy production sites.

•Revenues for the six months ended June 30, 2024 were $10.9 million compared to $12.1 million for the same period in 2023, a decrease of 10.0% year over year.
◦Products revenues in the six months ended June 30, 2024 were $1.6 million compared to $4.2 million for the same period in 2023, a decrease of 61.2%. The decrease in revenue during the six months ended June 30, 2024 is due to the relocation of our manufacturing operations to our new facility in April 2024, which necessitated construction activities to install equipment test cells and comply with local regulations, significantly reducing our production capacity. We plan to resume manufacturing operations during the third quarter of 2024.
◦Service revenues in the six months ended June 30, 2024 were $8.1 million compared to $7.1 million for the same period in 2023, an increase of 14.8%. The increase in revenue during the six months ended June 30, 2024 is due to the addition of $0.8 million in revenue from the acquired Aegis maintenance contracts, and a $0.2 million increase in service contract revenues from existing contracts.
◦Energy Production revenues in the six months ended June 30, 2024 were $1.2 million, compared to $0.9 million for the same period in 2023, an increase of 31.5%. The increase in Energy Production revenue is due to increased run hours at certain energy production sites.

Gross Profit
•Gross profit for the three months ended June 30, 2024 was $2.1 million compared to $2.8 million in the same period in of 2023. Gross margin increased to 44.0% in the three months ended June 30, 2024 compared to 42.0% for the same period in 2023. The increase in gross profit margin was driven by increased Service contract revenues and improved Energy Production gross profit due to higher revenues and lower costs.
•Gross profit for the six months ended June 30, 2024 was $4.7 million compared to $4.9 million in the same period of 2023. Gross margin increased to 42.7% in the first quarter compared to 40.6% for the same period in 2023. The increase in gross profit margin was driven by increased Service contract revenues.

Operating Expenses

•Operating expenses decreased $62 thousand, or 1.7%, to $3.55 million in the three months ended June 30, 2024 compared to $3.61 million in the same period in 2023.
•Operating expenses increased $22 thousand, or 0.3%, to $7.18 million in the six months ended June 30, 2024 compared to $7.16 million in the same period in 2023.

Adjusted EBITDA(1) was negative $1.3 million for the three months ended June 30, 2024 compared to negative $0.6 million for the three months ended June 30, 2023. Adjusted EBITDA(1) was negative $2.2 million for the six months ended June 30, 2024 compared to negative $1.9 million for the six months ended June 30, 2023. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
Conference Call Scheduled for August 8, 2024, at 9:30 am ET
Tecogen will host a conference call on August 8, 2024 to discuss the second quarter results beginning at 9:30 am eastern time. To listen to the call please dial (800) 715-9871 within the U.S. and Canada, or (646) 307-1963 from other international locations. Participants should ask to be joined to the Tecogen Second Quarter 2024 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.

About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Tecochill, Tecopower, Tecofrost, Tecopack, and Ultera are registered trademarks of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

Tecogen Media & Investor Relations Contact Information:

Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$841,913	$1,351,270
Accounts receivable, net	5,364,228	6,781,484
Unbilled revenue	1,258,532	1,258,532
Inventories, net	10,113,493	10,553,419
Prepaid and other current assets	486,424	360,639
Total current assets	18,064,590	20,305,344
Long-term assets:
Property, plant and equipment, net	1,503,204	1,162,577
Right of use assets	2,176,953	943,283
Intangible assets, net	2,698,656	2,436,230
Goodwill	2,563,862	2,743,424
Other assets	147,695	201,771
TOTAL ASSETS	$27,154,960	$27,792,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Related party notes	$518,305	$505,505
Accounts payable	4,405,769	4,514,415
Accrued expenses	2,544,467	2,504,629
Deferred revenue, current	2,558,799	1,647,206
Lease obligations, current	475,253	289,473
Acquisition liabilities, current	859,619	845,363
Unfavorable contract liability, current	147,643	176,207
Total current liabilities	11,509,855	10,482,798
Long-term liabilities:
Deferred revenue, net of current portion	264,284	369,611
Lease obligations, net of current portion	1,703,543	683,307
Acquisition liabilities, net of current portion	1,222,690	1,181,779
Unfavorable contract liability, net of current portion	359,041	422,839
Total liabilities	15,059,413	13,140,334
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 issued and outstanding at June 30, 2024 and December 31, 2023	24,850	24,850
Additional paid-in capital	57,691,400	57,601,402
Accumulated deficit	(45,523,419)	(42,879,656)
Total Tecogen Inc. stockholders’ equity	12,192,831	14,746,596
Non-controlling interest	(97,284)	(94,301)
Total stockholders’ equity	12,095,547	14,652,295
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,154,960	$27,792,629

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	June 30, 2024	June 30, 2023
Revenues
Products	$119,673	$2,445,631
Services	4,126,517	3,952,971
Energy production	481,597	350,156
Total revenues	4,727,787	6,748,758
Cost of sales
Products	171,982	1,618,456
Services	2,191,815	2,075,869
Energy production	284,835	220,007
Total cost of sales	2,648,632	3,914,332
Gross profit	2,079,155	2,834,426
Operating expenses
General and administrative	2,897,993	2,917,283
Selling	405,277	480,786
Research and Development	246,489	236,556
(Gain) loss on disposition of assets	3,363	(19,950)
Total operating expenses	3,553,122	3,614,675
Loss from operations	(1,473,967)	(780,249)
Other income (expense)
Other income (expense), net	18,894	(21,061)
Interest expense	(17,869)	(1,857)
Unrealized gain (loss) on investment securities	(37,497)	37,497
Total other income (expense), net	(36,472)	14,579
Loss before income taxes	(1,510,439)	(765,670)
Provision for state income taxes	37	9,614
Consolidated net loss	(1,510,476)	(775,284)
Income attributable to the non-controlling interest	(28,320)	(4,826)
Net loss attributable to Tecogen Inc.	$(1,538,796)	$(780,110)

Net loss per share - basic	$(0.06)	$(0.03)
Net loss per share - diluted	$(0.06)	$(0.03)
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	24,850,261

	Three Months Ended
	June 30, 2024	June 30, 2023
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(1,538,796)	$(780,110)
Interest expense, net	17,869	1,857
Income taxes	37	9,614
Depreciation & amortization, net	141,137	185,175
EBITDA	(1,379,753)	(583,464)
Stock based compensation	45,463	28,589
Unrealized loss (gain) on investment securities	37,497	(37,497)
Adjusted EBITDA	$(1,296,793)	$(592,372)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
Revenues
Products	$1,611,071	$4,155,767
Services	8,140,827	7,089,144
Energy production	1,161,985	883,665
Total revenues	10,913,883	12,128,576
Cost of sales
Products	1,221,525	2,831,024
Services	4,284,072	3,813,471
Energy production	753,475	557,746
Total cost of sales	6,259,072	7,202,241
Gross profit	4,654,811	4,926,335
Operating expenses
General and administrative	5,746,559	5,709,766
Selling	934,946	1,000,856
Research and development	501,185	465,658
Gain on sale of assets	(4,028)	(19,950)
Total operating expenses	7,178,662	7,156,330
Loss from operations	(2,523,851)	(2,229,995)
Other income (expense)
Interest and other income (expense), net	3,147	(20,231)
Interest expense	(36,539)	(2,272)
Unrealized gain (loss) on investment securities	(18,749)	37,497
Total other income (expense), net	(52,141)	14,994
Loss before provision for state income taxes	(2,575,992)	(2,215,001)
Provision for state income taxes	22,100	32,252
Consolidated net loss	(2,598,092)	(2,247,253)
Income attributable to non-controlling interest	(45,671)	(22,886)
Net loss attributable to Tecogen Inc.	$(2,643,763)	$(2,270,139)

Net income loss per share - basic	$(0.11)	$(0.09)
Net income loss per share - diluted	$(0.11)	$(0.09)
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	24,850,261

	Six Months Ended
	June 30, 2024	June 30, 2023
Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc.	$(2,643,763)	$(2,270,139)
Interest & other expense, net	33,392	22,503
Income taxes	22,100	32,252
Depreciation & amortization, net	281,498	291,095
EBITDA	(2,306,773)	(1,924,289)
Stock based compensation	89,998	105,937
Unrealized (gain) loss on marketable securities	18,749	(37,497)
Adjusted EBITDA	$(2,198,026)	$(1,855,849)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(2,598,092)	(2,247,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	281,498	291,095
Provision for credit losses	19,063	44,000
Stock-based compensation	89,998	105,937
Unrealized (gain) loss on investment securities	18,749	(37,497)
Gain on disposition of assets	(4,028)	(19,950)
Non-cash interest expense	12,800	—
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	1,398,193	755,831
Employee retention credit	—	667,121
Unbilled revenue	—	56,994
Prepaid assets and other current assets	(125,784)	(66,201)
Other assets	576,926	325,688
Increase (decrease) in:
Accounts payable	(108,646)	839,784
Accrued expenses and other current liabilities	39,838	178,241
Deferred revenue	806,266	752,873
Other liabilities	(756,410)	(359,369)
Net cash provided by operating activities	90,297	153,676
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(556,636)	(19,607)
Proceeds from disposition of assets	36,213	16,863
Payment for business acquisition	—	(170,000)
Distributions to non-controlling interest	(48,654)	(23,838)
Net cash used in investing activities	(569,077)	(196,582)
CASH FLOWS FROM FINANCING ACTIVITIES:
Finance lease principal payments	(30,577)	—
Net cash used in financing activities	(30,577)	—
Net increase in cash and cash equivalents	(509,357)	(42,906)
Cash and cash equivalents, beginning of the period	$1,351,270	1,913,969
Cash and cash equivalents, end of the period	$841,913	$1,871,063

Supplemental disclosures of cash flows information:
Cash paid for interest	$22,909	$1,443
Cash paid for taxes	$22,100	$32,252
Non-cash investing activities:
Aegis Contract and Related Asset Acquisition:
Accounts receivable credit	$—	$300,000
Accounts payable assumed	—	111,178
Contingent consideration	272,901	$1,442,462
Total	$272,901	$1,853,640